Exhibit 99.1

Addentax Group Corp. Announces Entry of a Securities Purchase Agreement

Shenzhen, China, January 4, 2023 /PRNewswire/ — Addentax Group Corp. (“Addentax” or the “Company”) (Nasdaq: ATXG), an integrated service provider focusing on garment manufacturing, logistics service, property management and subleasing, and epidemic prevention supplies, today announced that it has entered into a securities purchase agreement with certain accredited investors for the sale and issuance of a new series of senior secured convertible notes in the original principal amount of $16,666,666.66 (the “Notes”) and common stock purchase warrants purchase up to 16,077,172 shares of common stock of the Company (the “Warrants”) at an exercise price of $1.25 per share, subject to customary closing conditions. The net proceeds, after original issue discount will total $15 million.

Provided no Event of Default (as defined in the Notes) has occurred, the Notes will accrue interest at an interest rate of 5% per annum, and the Company will be required to pay installment amounts, or at its option redeem such amounts under the Notes each month commencing on the last trading day of the calendar month in which the control account trigger date occurs, and thereafter, the last trading day of each calendar month until the maturity date of July 4, 2024, at which time all outstanding amounts remaining, if any, will be due and payable in full.

At the Company’s option, each redemption payment can be made in cash or stock at a discount to the then-current closing bid price at the time of the redemption. The investor will also have the right to an accelerated conversion of any or all of the outstanding balance of the Notes into stock. The Notes will be secured by substantially all assets of the Company and will rank superior to all outstanding and future indebtedness of the Company. The Warrant can be exercised on a cashless basis. The exercise price of the Warrant is subject to (i) customary anti-dilution adjustments; and (ii) in the case of a subsequent equity sale at a per share price below the exercise price, the exercise price of the Warrant will be adjusted to such lower price, and the number of shares underlying the Warrant will increase proportionately.

The Company expects to use the proceeds from the sale of the Notes for general corporate purposes, which may include, among other things, research and development, legal and accounting fees. The Notes, Warrants, and the shares issuable upon the conversion of the Notes and the exercise of the Warrants are offered and sold pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Univest Securities, LLC served as the sole placement agent in the transaction.

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider focusing on garment manufacturing, logistics service, property management and subleasing, and epidemic prevention supplies. Its garment manufacturing business consists of sales made principally to wholesaler located in China. The logistics business consists of delivery and courier services covering 79 cities in seven provinces and two municipalities in China. The property management and subleasing business provides shops subleasing and property management services for garment wholesalers and retailers in garment market. The epidemic prevention supplies business consists of manufacturing and distribution of epidemic prevention products and resale of epidemic prevention supplies purchased from third parties in both domestic and overseas markets. For more information, visit the Company’s website at https://www.addentax.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors.

For more information, please contact:

Investor Relations:

Sherry Zheng

Phone: 718-213-7386

Email: shunyu.zheng@weitian-ir.com